UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 23, 2005

LCC International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21213	54-1807038
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7925 Jones Branch Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-873-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 23, 2005, LCC International, Inc. (the "Company") issued a press release announcing that it had filed its amended quarterly reports on Form 10-Q/A for the third quarter of 2004 and the first quarter of 2005, and its amended annual report on Form 10-K/A for the year ended December 31, 2004 (the "Amended Filings"). The Company also announced that, as a result of the significant efforts involved in completing the Amended Filings and in completing its accounting for certain key customer contracts negotiated at the end of the third quarter, it will be unable to file its quarterly reports on Form 10-Q for the second and third quarters of 2005 (the "2005 Quarterly Reports") on November 23, 2005 as originally expected. The Company has filed a request with the NASDAQ Listing Qualifications Panel for an extension of time until December 5, 2005 to file the Quarterly Reports and thereby become compliant with the filing requirements of the SEC and Nasdaq Marketplace Rule 4310(c)(14).

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits 99.1 Press Release, dated November 23, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC International, Inc.

November 23, 2005	By:	Charles R. Waldron

Name: Charles R. Waldron
Title: Senior Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 23, 2005, issued by LCC International, Inc.